Exhibit 10.1

VESTA INSURANCE GROUP, INC.NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made by and between Vesta Insurance Group, Inc. (the "Company") and ________________________(the "Optionee").

W I T N E S S E T H:

    1.        Grant of Option. The Company hereby grants to the Optionee, subject to the terms conditions set forth in this Agreement, the right and option (the “Option”) to purchase from the Company all or any part of an aggregate of _____ Thousand ( ,000) shares of common stock ($.01 par value) of the Company (the “Stock”) at the purchase price of $3.39 per share, the closing price of the Stock on the New York Stock Exchange Composite Tape on April 15, 2005 (the “Grant Date”). The Option is not intended to be treated as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended. Except as otherwise set forth herein, the Option shall be subject to the provisions of the Vesta Insurance Group, Inc. 2001 Incentive Compensation Plan (the “Plan”), and all capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Plan.

    2.        Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

    (a)        Expiration Date. The Option shall expire ten (10) years after the Grant Date (the “Expiration Date”). After the Expiration Date, the parties shall have no further rights or obligations hereunder.

    (b)        Exercise of Option. Subject to the terms and conditions of this Agreement regarding the exercisability of the Option, the Option may be exercised in whole or in part in accordance with the following schedule:

Exercisable With Respect
On or After	to the Following Cumulative
This Date	Number of Shares
April 15, 2006
April 15, 2007
April 15, 2008
April 15, 2009
April 15, 2010

        The period during which the Option is exercisable in accordance with the above schedule until the Expiration Date shall be the “Option Period”.

    (c)        Method of Exercise. This Option shall be exercisable by executing the Stock Option Notice of Exercise in the form attached hereto as Exhibit A (the “Exercise Notice”) which shall state Optionee’s election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or the Secretary’s designee. Notation of any partial exercise shall be made by the Company on Schedule 1 hereto. This Option shall be deemed to be exercised upon receipt by the Company of such Exercise Notice accompanied by the exercise price. The Exercise Notice shall be accompanied by payment of the exercise price in any manner described in Section 6(d) of the Plan.

    (d)        Rights of Optionee upon Termination of Employment. The Committee has determined not to alter the default provisions contained at Section 6(e) through 6(h) of the Plan. Accordingly, in the event Optionee’s employment is terminated for any reason, then the Optionee’s ability to exercise the Options shall be governed by Section 6(e) through 6(h) of the Plan.

    (e)        Non-Transferability. The Option may be transferred only to members of Optionee’s immediate family, including the trusts for the benefit of such family members and partnerships in which such family members are the only partners. For purposes of paragraph (d) of this Section 2, in the event that the Option is transferred, such Option may be exercised by the transferee only to the extent that the Optionee would have been so entitled had the Option not been transferred.

    (f)        Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in the number and option price of shares subject to the Option as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to the Option shall always be a whole number.

    (g)        No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Stock subject to the Option until such time as Optionee has given written notice of exercise and has paid in full for such shares.

    (h)        No Right to Continued Employment. The Option shall not confer upon Optionee any right with respect to continuance of employment by the Company, any Subsidiary or any Affiliate, nor shall it interfere in any way with the right of Optionee’s employer to terminate Optionee’s employment at any time.

    (i)        Compliance with Laws and Regulations. The Option and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Moreover, the Option may not be executed if its exercise, or the receipt of shares of Stock pursuant thereto, would be contrary to applicable law.

    3.        Shares May be Newly Issued or Purchased. The shares to be delivered upon the exercise of the Option shall be made available, at the discretion of the Company, either from authorized but previously unissued shares or from shares held in the Treasury of the Company.

    4.        Payment of Taxes. Optionee shall, no later than the date as of which the value of any portion of the Option first becomes includable in the Optionee’s gross income for Federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any Federal, state, local or FICA taxes of any kind required by law to be withheld with respect to the Option. The obligations of the Company under the Option shall be conditioned on such payment or arrangements, and the Company and, where applicable, its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct such taxes from the payment of any kind otherwise due to the Optionee, unless Optionee is subject to Section 16 of the Exchange Act.

    5.        Optionee Bound By Plan. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including the terms and provisions adopted after the granting of the Option but prior to the complete exercise hereof.

    6.        Notices. Any notice hereunder to the Company shall be in writing and addressed to the Secretary of the Company in care of the Company’s Legal Department, 3760 River Run Drive, Birmingham, Alabama 35243, subject to the right of the Company to designate at any time hereafter in writing some other address.

    7.        Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

    8.        Governing Law. All questions pertaining to the construction, regulation, validity and effect of the provisions of this Agreement shall be determined in accordance with the laws of the State of Alabama.

    9.        Amendment. This Agreement may not be amended except in writing, signed by the parties hereto.

    10.        Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the matters covered hereby.

    11.        Effective Date. The Option has been executed as of _______________________, effective as of the Grant Date.

VESTA FIRE INSURANCE CORPORATION By: ———————————————— Name: Norman W. Gayle President and Chief Executive Officer
OPTIONEE: ————————————————

EXHIBIT A

STOCK OPTION NOTICE OF EXERCISE

To: Vesta Insurance Group, Inc.Attn:
Secretary

Subject: Notice of Intention to Exercise Stock Option

This is official notice that the undersigned (“Optionee”) intends to exercise Optionee’s option to purchase Shares of Vesta Insurance Group, Inc. Common Stock, all of which are vested, under and pursuant to the Company’s 2001 Incentive Compensation plan, as follows:

Option Number	Option Date	Type of Option	Number of Shares	Option Price	Tax Due*	Total Amount Due
		ISO/NSO		(Per Share)	(if applicable)

*COMPANY NAME is required to withhold taxes when employees exercise an NSO. Under current tax law, U.S. income tax withholding is not required when exercising an ISO.

I am paying the cost to exercise by method number (circle either 1, 2, 3 or 4) as permitted by Section 6(d) of the Plan.

Optionee’s Signature:Home
Address:City,
State, Zip Code:Daytime
Phone:

Social Security Number:

SCHEDULE 1

NOTATIONS AS TO PARTIAL EXERCISE

	Number of	Balance
Date of	Purchased	of Shares	Authorized	Notation
Exercise	Shares	on Option	Signature	Date